Registration Statement No. 333-249829

Filed pursuant to Rule 424(b)(3)

Amendment dated February 4, 2022 to

Pricing Supplement No. 28, Pricing Supplement No. 29, Pricing Supplement No. 30, Pricing Supplement No. 31, Pricing Supplement No. 32 and Pricing Supplement No. 33 each dated November 3, 2020, to Prospectus Supplement and Prospectus, each dated November 3, 2020 and Prospectus Addendum dated February 26, 2021 relating to the Aktiebolaget Svensk Exportkredit (publ) (Swedish Export Credit Corporation)
Medium-Term Note Program, Series G

Linked to the Rogers International Commodity Index®

— Energy Total ReturnSM

Due October 24, 2022

The following issuances involved scheduled settlement between January 6, 2022 and February 4, 2022:

Principal Amount	Purchase Price	Aggregate Offering Price	Settlement Date
$500,000	29.528%	$147,640	January 27, 2022
$3,500,000	30.398%	$1,063,930	February 1, 2022
$500,000	30.398%	$151,990	February 1, 2022
$3,500,000	30.398%	$1,063,930	February 1, 2022

Linked to the Rogers International Commodity Index®

— Metals Total ReturnSM

Due October 24, 2022

The following issuances involved scheduled settlement between January 6, 2022 and February 4, 2022:

Principal Amount	Purchase Price	Aggregate Offering Price	Settlement Date
$500,000	120.299%	$601,495	January 27, 2022
$500,000	120.299%	$601,495	January 27, 2022
$1,000,000	119.691%	$1,196,910	February 1, 2022

Linked to the Rogers International Commodity Index®

Agriculture — Total ReturnSM

Due October 24, 2022

The following issuances involved scheduled settlement between January 6, 2022 and February 4, 2022:

Principal Amount	Purchase Price	Aggregate Offering Price	Settlement Date
$500,000	88.699%	$443,495	February 1, 2022
$8,000,000	88.014%	$7,041,120	February 2, 2022
$5,000,000	88.014%	$4,400,700	February 2, 2022
$2,000,000	88.014%	$1,760,280	February 2, 2022
$2,000,000	100.000%	$2,000,000	February 3, 2022

Linked to the Rogers International Commodity Index®

— Total ReturnSM

Due October 24, 2022

The following issuances involved scheduled settlement between January 6, 2022 and February 4, 2022:

Principal Amount	Purchase Price	Aggregate Offering Price	Settlement Date
$2,000,000	73.777%	$1,475,540	February 2, 2022
$2,000,000	73.777%	$1,475,540	February 2, 2022
$500,000	73.094%	$365,470	February 3, 2022

Linked to the ICE BofAML Commodity index eXtra Biofuels Exchange Series

– Total Return

Due February 13, 2023

The following issuances involved scheduled settlement between January 6, 2022 and February 4, 2022:

Principal Amount	Purchase Price	Aggregate Offering Price	Settlement Date
$300,000	104.468%	$313,404	January 27, 2022
$300,000	105.162%	$315,486	February 1, 2022

Linked to ICE BofAML Commodity index eXtra (GRains)
—Total Return
Due February 14, 2023

The following issuances involved scheduled settlement between January 6, 2022 and February 4, 2022:

Principal Amount	Purchase Price	Aggregate Offering Price	Settlement Date
$100,000	47.364%	$47,364	January 27, 2022
$1,000,000	47.364%	$473,640	January 27, 2022
$300,000	47.835%	$143,505	January 28, 2022
$1,500,000	48.264%	$723,960	February 1, 2022